EXHIBIT 99.1

Educational Development Corporation Announces Record October Revenues and Record Active Sales Consultant Count

TULSA, Okla., Nov. 05, 2020 (GLOBE NEWSWIRE) -- Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC) (http://www.edcpub.com) reports that the Company has achieved record monthly net revenues in October in excess of $23 million and grew to over 56,000 active sales consultants in the Company’s Usborne Books and More (UBAM) Sales Division at the end of October.

Randall White, CEO of Educational Development Corporation, announced the milestones yesterday in a weekly update to the UBAM consultant sales force.

Per Mr. White, “Yes, October sales broke even more records this year. Sales for the UBAM Division were record-breaking (probably until we finish November) with over $22.3 million worth of orders, a 62% increase over October last year. We had record shipping days, one day shipping over $1.5 million in books!”

Mr. White also announced that the Company had reached a milestone in number of active sales consultants in the Company’s UBAM Division. “I am thankful for each and every one of our Consultants and Leaders who are part of our 56,000 member field sales force. What you do is important, and I appreciate each and every one who is part of our literacy mission.”

Mr. White concluded, “I am very happy to report revenues from our Retail Division were also up 14% for the month, which I believe is excellent in today’s market.”

About Educational Development Corporation (EDC)

EDC is a publishing company specializing in books for children. EDC is the exclusive United States trade co-publisher of the line of educational children’s books produced in the United Kingdom by Usborne Publishing Limited (“Usborne”) and we also exclusively publish books through our ownership of Kane Miller Book Publisher (“Kane Miller”); both international award-winning publishers of children’s books. EDC’s current catalog contains over 2,000 titles, with new additions semi-annually. Both Usborne and Kane Miller products are sold via 4,000 retail outlets and by independent consultants, who hold book showings in individual homes, book fairs with school and public libraries as well as sales over the internet.

Contact:
        Educational Development Corporation
        Randall White, (918) 622-4522

Cautionary Statement for the Purpose of the “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995.

The information discussed in this Press Release includes “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations or assumptions will be achieved. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our success in recruiting and retaining new consultants, our ability to locate and procure desired books, our ability to ship the volume of orders that are received without creating backlogs, our ability to obtain adequate financing for working capital and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed in our Annual Report on Form 10-K for the year ended February 29, 2020, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in our Annual Report on Form 10-K for the year ended February 29, 2020 and speak only as of the date of this Press Release. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.